SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                    Current Report Pursuant to Section 13 or
                       15(d) of the Securities Act of 1934



       Date of Report (Date of earliest event reported): January 20, 2006



                        EL CAPITAN PRECIOUS METALS, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                       333-56262               88-0482413
-------------------------------- ------------------------- ---------------------
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
        incorporation)                                      Identification No.)


                       14301 North 87th Street, Suite 216
                            Scottsdale, Arizona 85260
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (480) 607-7093


                   -------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 1.01         Entry Into A Material Definitive Agreement.

      The disclosures set forth in Item 3.02(a) are hereby incorporated by reference to this Item 1.01.

Item 3.02         Unregistered Sales of Equity Securities.

      Agreement with Whitebox Intermarket Partners, L.P.

      On January 20, 2006, El Capitan Precious Metals, Inc. (the "Company") issued in consideration of $550,000, an 8% Secured Convertible Promissory Note in the principal amount of $550,000 (the "Note") and a warrant to purchase 366,667 shares of the Company's common stock at an exercise price of $0.60 per share (the "Warrant") to Whitebox Intermarket Partners, L.P. ("Whitebox"). The Note and Warrant were issued pursuant to the terms of a Purchase Agreement between the parties dated October 28, 2005. The Company is required to make monthly interest-only payments through July 2006, with the entire outstanding principal and interest becoming due and payable on July 20, 2007. The principal balance on the Note, together with accrued interest thereon, is convertible at the option of the holder at a conversion rate of $0.50, subject to certain adjustments. Commencing August 20, 2006 through the remainder of the term of the Note, subject to certain limitations, the Company will have the right each month to prepay between $50,000 and $100,000 of the outstanding principal and interest on the Note through the issuance of shares of its common stock at a price per share equal to 85% of the average of the high closing bid prices of the Company's common stock for the trading days during the 30 calendar days immediately preceding such date of prepayment.

      In connection with the financing, the Company paid a cash origination fee of $7,500 and agreed to pay $7,500 in legal expenses to Whitebox's legal counsel. Pursuant to the terms of a Registration Rights Agreement between the parties dated October 28, 2005, the Company is also required to file a registration statement relating to the resale of the common stock to be issued upon conversion and payment of the Note and upon the exercise of the Warrant.

      The Company's obligations under the Note and Warrant are secured under the terms and conditions of a Security Agreement dated October 28, 2005, pursuant to which Whitebox has a security interest in the assets of the Company. Additionally, the Company's wholly owned subsidiary, El Capitan Precious Metals, Inc., a Delaware company ("the Subsidiary"), entered into a Security Agreement dated January 20, 2006, granting a security interest in the Subsidiary's assets to Whitebox to secure the Company's performance under the Purchase Agreement, Registration Rights Agreement and other loan documents between the Company and Whitebox.

      The Company offered and sold the Note and Warrant in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), for offers and sales of securities that do not involve a public offering. Neither the Note nor the Warrant, or the common stock underlying the Note and Warrant, may resold in the United States absent registration or an applicable exemption from registration requirements.

      The Note, the Warrant, and the Security Agreement are attached hereto as Exhibits 4.1, 4.2, and 10.1, respectively, and are incorporated herein by reference.

Item 9.01         Financial Statements And Exhibits

(c)      Exhibits

4.1 Note of the Company dated January 20, 2006 issued to Whitebox Intermarket Partners, L.P.

4.2 Warrant of the Company dated January 20, 2006 issued to Whitebox Intermarket Partners, L.P.

10.1 Security Agreement dated January 20, 2006 by and between the Subsidiary and Whitebox Intermarket Partners, L.P.


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



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                EL CAPITAN PRECIOUS METALS, INC.



Date: January 25, 2006                      /s/ Charles C. Mottley
                                            ------------------------------------
                                            Charles C. Mottley
                                            President and CEO

                                  EXHIBIT INDEX


Exhibit No.                         Description

4.1 Note of the Company dated January 20, 2006 issued to Whitebox Intermarket Partners, L.P.

4.2 Warrant of the Company dated January 20, 2006 issued to Whitebox Intermarket Partners, L.P.

10.2 Security Agreement dated October 28, 2005 by and between the Subsidiary and Whitebox Intermarket Partners, L.P.